EXHIBIT 23.2


[LETTERHEAD OF MARDEN, HARRISON & KREUTER CPAs P.C.]

CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 7, 2000, in the Registration Statement (Form SB-2) and related Prospectus of Phyllis Maxwell's Groups, Inc. for the registration of 1,000,000 shares of its common stock.


MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.


/s/ Marden, Harrison & Kreuter
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White Plains, New York
September 27, 2000


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